EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

                                                         Jurisdiction of   Date of
                Name                                     Incorporation     Incorporation                         Status
                ----                                     -------------     -------------                         ------
Global Link Telecom Corporation                          Delaware          March 28, 1994          Wholly-owned subsidiary (Note)
GTS Marketing, Inc.                                      Delaware          April 3, 1995           Wholly-owned subsidiary (Note)
                                                         Winnipeg,
Global Telecommunication Solutions (Canada) Inc.         Manitoba          December 6, 1995        Wholly-owned subsidiary
Centerpiece Communications, Inc.                         New Jersey        June 16, 1996           Wholly-owned subsidiary (Note)
Networks Around the World, Inc.                          New Jersey        February 1, 1994        Wholly-owned subsidiary (Note)
Global Telecommunications Solutions de Mexico            Mexico, DF        January 6, 1998         Wholly-owned subsidiary
GTS Holding Corp., Inc.                                  Delaware          November 16, 1998       Wholly-owned subsidiary (Note)
                                                                                                   Wholly-owned subsidiary of GTS
Teltime, Inc.                                            Delaware          November 12, 1998       Holding Corp., Inc. (Note)
                                                                                                   Wholly-owned subsidiary of GTS
Network Services System, Inc.                            Delaware          November 17,1998        Holding Corp., Inc. (Note)
                                                                                                   Network Services System, Inc. is
                                                                                                   the General Partner and GTS
                                                                                                   Marketing, Inc is the Limited
Network Services, System, L.P.                           Delaware          December 2,1998         Partner (Note)
                                                                                                   GTS Marketing, Inc is the General
                                                                                                   Partner and Network Services
                                                                                                   System, Inc. is the Limited
Global Telecommunication Solutions, L.P.                 Delaware          December 2, 1998        Partner (Note)
TalkToGo.com, Inc.                                       Delaware          June 29, 1999           Subsidiary of Enticent.com, Inc.
Imagine Telecom, Inc.                                    Delaware          May 27, 1999            Subsidiary of Enticent.com, Inc.
Enticent.com, Inc.                                       Delaware          December 2,1999         44% owned subsidiary

Note: Company in Chapter 11 bankruptcy


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